LANZATECH GLOBAL, INC. EXECUTIVE EMPLOYMENT AGREEMENT This Employment Agreement (this "Agreement"), dated as of February 13, 2023, is made and entered into by LanzaTech Global, Inc. (the "Company") and Joseph Blasko (the "Executive"). WHEREAS, the predecessor to the Company, LanzaTech NZ, Inc., and the Executive entered into an offer letter dated November 3, 2022 (the "Offer Letter") under which the Executive commenced employment as the General Counsel to LanzaTech NZ, Inc. on January 1, 2023; WHEREAS, the Company and the Executive desire to enter into this Agreement to set forth the terms and conditions of the Executive's continued employment as the Company's General Counsel; and WHEREAS, capitalized terms used herein are defined where used or in Appendix A to this Agreement. NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows: 1. Employment and Term The Company hereby continues to employ the Executive, and the Executive hereby accepts continued employment with the Company on the terms and conditions set forth in this Agreement. The Executive's employment hereunder shall continue until terminated in accordance with Section 6 (Termination of Employment) (the period of the Executive's employment, the "Term"). The Executive's employment shall be "at-will" at all times, subject to the terms and conditions hereunder. 2. Position, Duties, and Performance (a) Position The Executive shall continue to serve as the General Counsel of the Company and have such responsibilities and authority as the Company's Chief Executive Officer may assign from time to time. The Executive shall report directly to the Company's Chief Executive Officer. (b) Place of Work The Executive's primary workplace shall be at the Company's offices in Skokie, Illinois. The Executive understands that the Executive's duties will require periodic travel, which may be substantial at times. (c) Performance The Executive shall devote substantially all of Executive's working time and use the Executive's best efforts, knowledge, and experience to perform successfully the Executive's duties and advance the interests of the Company and its affiliates (the "Company Group"). The Executive shall perform the Executive's duties in compliance with this Agreement, the Company's policies, and all applicable laws.

LanzaTech Global, Inc. Joseph Blasko Employment Agreement (d) Other Activities During the Term, the Executive shall not (i) render services of a business, professional, or commercial nature to any person or entity other than the Company Group; or (ii) engage, directly or indirectly, in any other business activity (whether or not for compensation) that would violate the provisions of Section 5 (Proprietary Information and Invention Assignment Agreement). Notwithstanding the foregoing, the Executive shall be permitted to (w) engage in any activity consented to in advance in writing by the Board of Directors of the Company (the "Board") or listed on Appendix C; (x) engage in civic, charitable, or community services; (y) personally own and trade in stocks, bonds, securities, real estate, commodities, or other investment properties for the Executive's own benefit that do not create actual or potential conflicts of interest with the Company; and (z) serve on an advisory board or a non-profit organization's board of directors, in each case, as long as such activities described in clauses (w), (x), (y), and (z) do not, individually or in the aggregate, interfere with the Executive's duties and obligations to the Company or otherwise result in a violation of this Agreement, including the provisions of Section 5 (Proprietary Information and Invention Assignment Agreement), or any policy of the Company which may be in effect from time to time. (e) No Conflicts The Executive represents and warrants that the Executive's execution of this Agreement, employment with the Company, and performance of the Executive's duties hereunder will not violate any obligations the Executive may have to any other employer, person, or entity, including any obligations with respect to proprietary or confidential information of any other person or entity. 3. Compensation and Benefits (a) Base Salary The Executive's annual base salary shall be $400,000 (as may be adjusted by the Board from time to time, the "Base Salary"). The Base Salary shall be payable in accordance with the Company's regular payroll practices, as in effect from time to time. (b) Annual Bonus During the Term, the Executive shall be eligible for a discretionary annual cash bonus (an "Annual Bonus"). The Executive's initial target Annual Bonus opportunity is 60% of the Executive's Base Salary. The Executive's actual Annual Bonus, if any, will be determined in accordance with the Company's bonus policy, as in effect from time to time. (c) Equity Compensation Subject to the approval of the administrator of the LanzaTech 2023 Long-Term Incentive Plan (the "Administrator" and the "Plan", respectively), the Executive shall be eligible for discretionary equity awards under the Plan, including an equity award (the "Initial Equity Award") consisting of (i) a restricted stock unit award with a targeted value of $250,000 at grant and (ii) a stock option to purchase a number of shares with a targeted value of $250,000 at grant and with a per share exercise price no less than the fair market value of a share on the date of grant. The Initial Equity Award is expected to vest in substantially equal installments over three years, subject to the Executive's continued service through Page 2

LanzaTech Global, Inc. Joseph Blasko Employment Agreement each such date, and shall be subject to the terms of the Plan and the Company's standard form of award agreement for such equity award, each of which control in the event of any conflict with this Agreement. The Executive shall also be eligible to receive future equity awards subject to the discretion of the Administrator. (d) Paid Time Off The Executive shall be eligible for paid time off in accordance with the Company's policies, procedures, and practices as in effect from time to time. Any paid time off shall be taken at the reasonable and mutual convenience of the Company and the Executive. (e) Business Expenses The Executive shall be reimbursed for all reasonable business expenses actually incurred by the Executive in performing services under this Agreement in accordance with the Company's policies, procedures, and practices as in effect from time to time, provided the Executive provides satisfactory documentation regarding the incurrence of such business expenses. Any taxable reimbursement due under the terms of this Agreement shall be paid no later than December 31 of the year after the year in which the expense is incurred and shall comply with Treas. Reg. § 1.409A-3(i)(1)(iv). (f) Other Benefits During the Term, the Executive shall be entitled to participate in the benefit plans and programs maintained by the Company from time to time and generally made available to its executives in accordance with the terms of such plans and programs; provided, that (i) the Executive's right to participate in such plans and programs will not affect the Company's right to amend or terminate any such plan or program in accordance with the terms of such plan or program; and (ii) the Executive acknowledges that the Executive will have no vested rights under any such plan or program, except as expressly provided under the terms thereof. 4. Closing Bonus Subject to the approval of the Administrator, the Executive shall be eligible for a one-time award of restricted stock units under the Plan with a targeted value of $500,000 at grant (the "Closing RSU Award"). The Closing RSU Award is in addition to the Initial Equity Award for which the Executive may be eligible pursuant to Section 3(c) (Equity Compensation). The Closing RSU Award is subject to both (a) a time-based vesting component (annual vesting over three years), and (b) a performance-based vesting component (the 20-day average closing price of a share of the Company's common stock must reach $11.50 on or after the 151' day following, and within five years of, February 10, 2023). The Closing RSU Award will vest on the first date both requirements are satisfied. The Closing RSU Award will be subject to the terms of the Plan and the award agreement, which shall control in the event of any conflict with this Agreement. 5. Proprietary Information and Invention Assignment Agreement The Executive shall execute and deliver to the Company the Employee Proprietary Information and Inventions Agreement (the "PIIA"), attached hereto as Appendix B, within 15 days of the date of this Agreement. The Executive is hereby advised to consult with an attorney prior to executing the PIIA. Page 3

LanzaTech Global, Inc. Joseph Blasko Employment Agreement 6. Termination of Employment The Executive's employment may be terminated in accordance with the provisions of this Section 6 (Termination of Employment). (a) Termination by the Company The Company may terminate the Executive's employment immediately at any time, with or without Cause, by written notice to the Executive. (b) Termination by Executive without Good Reason The Executive may terminate the Executive's employment at any time without Good Reason upon at least sixty (60) days' advance written notice to the Company. During such notice period, the Executive shall continue to perform all of the Executive's duties in accordance with the provisions hereunder. The Company shall have the option to make the Executive's termination effective at any time prior to the end of such notice period, in which case, the Executive shall be paid through the termination date and not the end of such notice period. (c) Termination by Executive for Good Reason The Executive may terminate the Executive's employment for Good Reason in accordance with this Section 6(c) (Termination by Executive for Good Reason). To terminate for Good Reason, (i) the Executive must provide written notice to the Company of the existence of a condition for Good Reason within sixty (60) days of the initial existence thereof, (ii) the Company must have at least thirty (30) days after receipt of such notice to cure the condition for Good Reason and must fail to do so, and (iii) the Executive must terminate employment with the Company within thirty (30) days of the expiration of such cure period. (d) Termination on Account of Death or Disability The Executive's employment shall terminate automatically upon the Executive's death. The Company may terminate the Executive's employment upon the Executive's Disability. 7. Compensation and Benefits upon Termination (a) In General Upon termination of the Executive's employment for any reason, the Executive shall be entitled to receive (i) any accrued but unpaid Base Salary through the termination date, (ii) reimbursement of any reasonable business expenses incurred through the termination date in accordance with Section 3(e) (Business Expenses), and (iii) any vested benefits as of the termination date under any broad-based employee benefit plan of the Company covering the Executive in accordance with the provisions of such plan (collectively, the "Accrued Benefits"). (b) Severance upon Termination without Cause or for Good Reason If the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason (each a "Qualifying Termination"), subject to the provisions of Section 7(d) Page 4

LanzaTech Global, Inc. Joseph Blasko Employment Agreement (Release) and Section 7(e) (Conditions), the Executive shall be entitled to receive the payments and benefits described in paragraphs (i) through (iii) (collectively, the "Severance Benefits"); provided, that if the Company adopts a severance plan in which the Executive is eligible to participate (the "Executive Severance Plan") and such plan provides benefits upon a Qualifying Termination at least equal to the Severance Benefits described in paragraphs (i) through (iii), the Executive shall be eligible for severance benefits under the Executive Severance Plan in lieu of the Severance Benefits described in paragraphs (i) through (iii). The Company shall pay the Executive a lump sum payment equal to twelve (12) months of the Executive's Base Salary as in effect as of the Qualifying Termination, or if applicable, as in effect immediately before the reduction that gave rise to the basis for Good Reason. Notwithstanding the foregoing, if the Qualifying Termination occurs during the period beginning thirty (30) days prior to a Corporate Transaction and ending twenty-four (24) months following a Corporate Transaction, the amount of the lump sum payment shall be increased to eighteen (18) months of the Executive's Base Salary as in effect as of the termination date. (ii) The Company will pay to the Executive an Annual Bonus (if any) for the year in which the Qualifying Termination occurs equal to the Annual Bonus the Executive would have received in accordance with Section 3(b) (Annual Bonus) for the year in which the termination occurred based on the actual performance of the Company and/or the Executive, as applicable, multiplied by a fraction, the numerator of which is the number of days the Executive was employed during the bonus year including the termination date and the denominator of which is 365. (iii) If the Executive is enrolled in a group medical plan sponsored by the Company as of the Qualifying Termination, subject to the Executive's timely election of continuation coverage for medical benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the Company shall pay the portion of the Executive's COBRA premium attributable to the employer contribution the Company would pay toward coverage if the Executive were a current employee under the Company's group medical plan for a period commencing on the first calendar day of the month following the Qualifying Termination and ending on the earliest to occur of (x) the twelve (12)- month anniversary of the Qualifying Termination; (y) the date the Executive becomes eligible for group health coverage through other employment, of which the Executive shall promptly notify the Company; and (z) the date the Executive's COBRA continuation coverage terminates. (c) Payment Timing Subject to Section 12 (Withholding and Section 409A), the Company shall make the payments described in: (i) Section 7(b)(i) within a reasonable period of time following the date the Release (as defined below) becomes effective and irrevocable, but no later than March 15th of the year following the year in which the termination occurs; (ii) Section 7(b)(ii) at the same time as annual bonuses are paid to all other executives, but no later than March 15th of the year following the year in which the termination occurs; and Page 5

LanzaTech Global, Inc. Joseph Blasko Employment Agreement (iii) Section 7(b)(iii) each month at the time the Company normally withholds payment for the Company's group health coverage on behalf of its active employees; provided, that if the Company determines at any time that the payments pursuant to Section 7(b)(iii) or the benefits under the Company's health plan may be taxable income to the Executive, or such payments may otherwise result in a violation of applicable nondiscrimination requirements, the Company may convert such payments to payroll payments directly to the Executive on the Company's regular payroll dates, which shall be subject to tax-related deductions and withholdings. (d) Release The Executive's right to the Severance Benefits is conditioned upon the Executive executing, delivering, and not revoking a valid release agreement in the form provided by the Company (the "Release") within the time periods set forth therein, releasing the Company Group from any and all liability in connection with the Executive's employment. (e) Conditions The Executive's right to the Severance Benefits is conditioned on the Executive's compliance with the Executive's obligations under the PIIA. In the event that the Executive fails to comply with such obligations, the Company's obligation to pay the Executive any then unpaid Severance Benefits shall immediately cease, and the Executive shall promptly refund any Severance Benefits previously paid by the Company. The Company's rights under this Section 7(e) (Conditions) shall be full recourse and shall be in addition to its rights under Section 10(c) (Recoupment). The Company shall have the right to offset the Executive's obligations under this Section 7(e) (Conditions) against any amounts otherwise owed to the Executive from the Company Group, to the extent permitted by law. (f) No Additional Compensation or Benefits The Executive is not entitled to receive any compensation or benefits from the Company upon the Executive's termination except as set forth in this Agreement, any equity award agreement, or, if applicable and pursuant to Section 7(b) (Severance upon Termination without Cause or for Good Reason), the Executive Severance Plan. In no event will the Executive be eligible for both (i) the Severance Benefits described in Sections 7(b)(i) through 7(b)(iii), and (ii) severance benefits under the Executive Severance Plan (or any other severance plan, policy, or practice of the Company). 8. Indemnification The Company shall indemnify the Executive as provided under the Company's Bylaws and Certificate of Incorporation in effect as of the date hereof to the fullest extent permitted by applicable law and as provided under such other indemnification agreement(s) as the Company may enter into with the Executive. 9. Notices All notices, requests, demands, and other communications required or permitted to be given in writing pursuant to this Agreement shall be deemed given and received: (a) when delivered personally; (b) when sent by email, by facsimile transmission, or other electronic means; or (c) when received, if Page 6

LanzaTech Global, Inc. Joseph Blasko Employment Agreement mailed by first class registered or certified mail, postage prepaid. For purposes of notice, the addresses, and facsimile number (if any) of the parties shall be as follows: (a) If to the Company, to: 8045 Lamon Ave. Suite 400 Skokie, IL 60077 Attention: Chief Operating Officer Fax: +1 847 324 2399 (b) If to the Executive, to the address set forth on the signature page hereto or such other address on the personnel records of the Company. Each party shall have the right to change its address for notice, and the person who is to receive notice, by the giving of prior written notice to the other party in the manner set forth above. 10. Rights and Obligations upon Termination (a) Survival This Agreement, and all obligations of the Company and the Executive hereunder, shall terminate upon the termination of the Executive's employment, with the following exceptions: (i) the Executive's continuing obligations under Section 5 (Proprietary Information and Invention Assignment Agreement); (ii) the Accrued Benefits and Severance Payments to be paid by the Company in accordance with Section 7 (Compensation and Benefits upon Termination); (iii) the Executive's rights to indemnification under Section 8 (Indemnification); and (iv) the relevant provisions of Sections 9 (Notices) through 13 (Miscellaneous Provisions). (b) Transition In the event of the termination of the Executive's employment other than in connection with the Executive's death, the Executive agrees to cooperate with the Company in order to ensure an orderly transfer of the Executive's duties and responsibilities. (c) Recoupment Notwithstanding anything in this Agreement to the contrary, any payments or benefits paid or due to the Executive hereunder shall be subject to any recoupment or clawback policy adopted by the Company from time to time. The Company's rights under this Section 10(c) (Recoupment) shall be full recourse and shall be in addition to its rights under Section 7(e) (Conditions). The Company shall have the right to offset the Executive's obligations under this Section 10(c) (Recoupment) against any amounts otherwise owed to the Executive from the Company or the Company Group, to the extent permitted by applicable law. Page 7

LanzaTech Global, Inc. Joseph Blasko Employment Agreement 11. Governing Law and Dispute Resolution (a) Governing Law This Agreement will be governed and interpreted in accordance with the laws of the State of Illinois, without regard to or application of choice-of-law rules or principles, and without regard to the place of execution or the place of performance thereof. (b) Venue The parties agree that any legal proceeding, commenced by one party against the other, shall be brought in any state or federal court having proper jurisdiction within Cook County, Illinois. Both parties submit to such jurisdiction, and waive any objection to venue and/or claim of inconvenient forum. 12. Withholding and Section 409A (a) Withholding All amounts paid under this Agreement shall be paid less all applicable tax withholdings and any other withholdings required by law or authorized by the Executive. (b) Section 409A The parties intend that the provisions of this Agreement comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (collectively, "Section 409A") and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Any payments made pursuant to this Agreement that satisfy the requirements to be either separation pay due to an involuntary separation from service within the meaning of Treas. Reg. § 1.409A-1(b)(9)(iii) or a short-term deferral within the meaning of Treas. Reg. § 1.409A-1(b)(4) shall, to the maximum extent possible, not be treated as deferred compensation subject to Section 409A. Notwithstanding the foregoing, nothing in this Agreement shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) from the Executive to the Company or to any other individual or entity. To the extent necessary to avoid adverse tax consequences under Section 409A, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination also constitutes a "separation from service" within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a "termination," "termination of employment," "separation of service," or like terms shall mean "separation from service." Each installment payment required under this Agreement shall be considered a separate payment for purposes of Section 409A. If, upon separation from service, the Executive is a "specified employee" within the meaning of Section 409A, any payment under this Agreement that is subject to Section 409A and would otherwise be paid within six months after the Executive's separation from service will instead be paid in the seventh month following the Executive's separation from service (to the extent required by Section 409A(a)(2)(B)(i)). Page 8

LanzaTech Global, Inc. Joseph Blasko Employment Agreement 13. Miscellaneous Provisions (a) Severability In the event that any provision of this Agreement is found by a court, arbitrator, or other tribunal having competent jurisdiction to be illegal, invalid, or unenforceable, then such provision shall not be voided, but shall be recast so as to be enforced to the maximum extent permissible under applicable law while taking into account the original intent and effect of the provision, and the remainder of this Agreement shall remain in full force and effect. Any prohibition or unenforceability of any provision of this Agreement in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. (b) Parties Bound The terms, provisions, covenants, and agreements contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and assigns. The Company may assign this Agreement to its successors or affiliates, and upon any such assignment, the references in this Agreement to the Company shall also apply to any such assignee that assumes and agrees to perform this Agreement by operation of law or otherwise, unless the context indicates to the contrary. The Executive may not assign this Agreement. (c) Entire Agreement Except as provided in this Section 13(c) (Entire Agreement), this Agreement, together with the PIIA, supersedes all prior understandings and agreements, oral or written, between the parties with respect to the subject matter of this Agreement, including the Offer Letter and any prior PIIA entered into with the Company (or any predecessor thereof) prior to the date of this Agreement, and constitutes the sole agreement between the parties with respect to the subject matter hereof. Notwithstanding the foregoing sentence, paragraph 3 of the Offer Letter (related to the sign-on bonus), including the related Sign- On/Retention Incentive Advance Agreement, shall remain in full force and effect in accordance with their terms. Each party acknowledges that no representations, inducements, promises, or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement. (d) Amendments; Waiver This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and a duly authorized officer of the Company (other than the Executive). By an instrument in writing similarly executed, the Executive or the Company may waive compliance by the other party with any specifically identified provision of this Agreement that such other party was or is obligated to comply with or perform; provided, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity. Page 9

LanzaTech Global, Inc. Joseph Blasko Employment Agreement (e) Construction; Headings This Agreement shall be deemed drafted equally by both the Company and the Executive. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to "Section(s)" are to those parts of this Agreement, unless the context indicates to the contrary. Unless the context indicates to the contrary, (i) the plural includes the singular and the singular includes the plural; (ii) "includes" and "including" are each "without limitation;" (iii) "herein," "hereof," "hereunder," and other similar compounds of the word "here" refer to the entire Agreement and not to any particular Section; and (iv) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the entities or persons referred to may require. (f) Counterparts This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement. This Agreement may be executed by any electronic signature complying with the U.S. ESIGN Act of 2000, as it may be amended. Signatures delivered by facsimile or electronically shall be deemed effective for all purposes. (g) Executive Acknowledgements The Executive acknowledges that the Executive has had adequate time to consider the terms of this Agreement, has knowingly and voluntarily entered into this Agreement, and has been advised by the Company to seek the advice of independent counsel prior to reaching agreement with the Company on any of the terms of this Agreement. (h) Effective Date This Agreement shall be effective as of the date the Agreement is executed by both parties hereto (the "Effective Date"). [Remainder of the Page Intentionally Left Blank] Page 10

IN WITNESS WHEREOF, the parties have entered into this Employment Agreement as of the Effective Date. LANZATECH GLOBAL INC. Signature Page to Executive Employment Agreement By: /s/ Chad Thompson Name: Chad Thompson Title: Chief People Officer Date: May 6, 2024 EXECUTIVE By: /s/ Joe Blasko Name: Joe Blasko Date: May 6, 2024

APPENDIX A DEFINED TERMS 1. "Cause" means the Executive's: (a) performance of any act or failure to perform any act in bad faith and to the material detriment of the Company Group; (b) unauthorized use, misappropriation, destruction, or diversion of any tangible or intangible asset or corporate opportunity of the Company Group (including the improper use or disclosure of confidential or proprietary information); (c) act of dishonesty, intentional misconduct, breach of fiduciary duty for personal profit, or material breach of or failure to abide by the terms of any agreement with the Company Group (including the Company's code of conduct or other policies, including policies relating to confidentiality and reasonable workplace conduct); (d) conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation, or moral turpitude, or which impairs the Executive's ability to perform the Executive's duties with the Company Group; (e) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate; (f) engagement in sexual harassment while providing services to the Company Group; or (g) engagement in sexual harassment or other misconduct within ten (10) years prior to commencement of service with the Company Group that would negatively impact the business or reputation of the Company Group that was not disclosed to the Chief Executive Officer prior to executing this Agreement. 2. "Corporate Transaction" means any of the following: (a) a transaction or series of related transactions in which any person (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any person who prior to such transaction or series of related transactions owns more than a majority of the Company's common stock, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company; unless the stockholders of the Company immediately before such transaction or series of related transactions own, directly or indirectly, a majority of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such transaction or series of related transactions; (b) a consolidation or merger of the Company with or into another entity or a similar transaction involving the Company, unless the stockholders of the Company immediately before such consolidation, merger, or other transaction own, directly or indirectly, a majority of the combined voting Appendix A - Page 1

LanzaTech Global, Inc. Joseph Blasko Employment Agreement power of the outstanding voting securities of the corporation or other entity resulting from such consolidation or merger; (i) during any twelve-month period, individuals who constitute the Board at the beginning of the twelve-month period cease for any reason to constitute at least a majority of the Board; provided that for purposes of this clause (c), each director who is first elected by the Board (or first nominated by the Board for election by the stockholders) by a vote of at least a majority of the directors who were directors at the beginning of the twelve-month period shall be deemed to have also been a director at the beginning of such period; (j) the sale, lease, exclusive license, or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company, other than to an entity of which the stockholders of the Company immediately before such sale, lease, exclusive license, or other disposition own, directly or indirectly, a majority of the combined voting power of the outstanding voting securities in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license, or other disposition; or (k) the liquidation, dissolution, or winding up of the Company. For the avoidance of doubt, a transaction will not constitute a Corporate Transaction if: (x) its sole purpose is to change the jurisdiction of the Company's incorporation, or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction. Notwithstanding the foregoing, to the extent necessary to avoid adverse tax consequences under Section 409A, a transaction will not be deemed a Corporate Transaction unless the transaction qualifies as a change in control event within the meaning of Section 409A. 3. "Disability" means a physical or mental illness, impairment, or infirmity (other than an absence from work on an approved maternity or paternity leave) which renders the Executive unable to perform the essential functions of the Executive's position, including the Executive's duties under this Agreement, with reasonable accommodation, for at least one hundred and twenty (120) consecutive days or for shorter periods aggregating one hundred and eighty (180) days during any three hundred and sixty- five (365) day period. 4. "Good Reason" means: (a) a material diminution in the Executive's authority, duties, or responsibilities inconsistent with the Executive's position with the Company (but excluding transfers of duties and responsibilities to one or more employees as a result of the Company's natural growth), unless the Executive has consented in writing to such diminution; provided, that if there is a Corporate Transaction or other corporate restructuring, the Executive shall not have Good Reason solely on account of the Executive holding materially the same position in the surviving legal entity or business unit as the Executive held before such Corporate Transaction or other corporate restructuring, even if now part of a larger company or conglomerate; (b) a reduction in the Executive's Base Salary (excluding any reduction that applies to substantially all similarly-situated employees of the Company), below the amount on the date hereof, unless the Executive has consented in writing to such reduction; Appendix A - Page 2

LanzaTech Global, Inc. Joseph Blasko Employment Agreement (c) a change by the Company in the location at which the Executive performs the Executive's principal duties for the Company to a new location that is more than forty (40) miles from the location at which the Executive performed the Executive's principal duties for the Company immediately prior to such change, unless the Executive has consented in writing to such requirement; (d) a material breach by the Company of this Agreement or any other agreement between the Executive and the Company; or (e) the Executive ceasing to report to a Company employee with the same, equivalent, or more senior job title as the Company employee to whom the Executive reported immediately prior to such change in reporting relationship, unless the Executive has consented in writing to such change in reporting relationship. For the avoidance of doubt, if the Executive is placed on paid or unpaid leave during an investigation, for example an investigation into the Executive's alleged misconduct, that shall not constitute Good Reason. Appendix A - Page 3

APPENDIX B EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT Appendix B - Page 1

APPENDIX C EXECUTIVE'S OTHER ACTIVITIES Appendix C - Page 1